                       Consolidated Report of Condition of

                      Wells Fargo Bank National Association
               of 101 North Phillips Avenue, Sioux Falls, SD 57104
                     And Foreign and Domestic Subsidiaries,
     at the close of business December 31, 2005, filed in accordance with 12
                     U.S.C. Section 161 for National Banks.

                                                                                        Dollar Amounts
                                                                                          In Millions
                                                                                        --------------

ASSETS
Cash and balances due from depository institutions:
   Noninterest-bearing balances and currency and coin                                      $ 15,347
   Interest-bearing balances                                                                  1,496
Securities:
   Held-to-maturity securities                                                                    0
   Available-for-sale securities                                                             37,327
Federal funds sold and securities purchased under agreements to resell:
   Federal funds sold in domestic offices                                                     2,394
   Securities purchased under agreements to resell                                              950
Loans and lease financing receivables:
   Loans and leases held for sale                                                            37,316
   Loans and leases, net of unearned income                                   255,460
   LESS: Allowance for loan and lease losses                                    2,122
   Loans and leases, net of unearned income and allowance                                   253,338
Trading Assets                                                                                6,375
Premises and fixed assets (including capitalized leases)                                      3,846
Other real estate owned                                                                         173
Investments in unconsolidated subsidiaries and associated companies                             377
Customers' liability to this bank on acceptances outstanding                                     70
Intangible assets
   Goodwill                                                                                   8,735
   Other intangible assets                                                                   13,074
Other assets                                                                                 22,440
                                                                                           --------
Total assets                                                                               $403,258
                                                                                           ========
LIABILITIES
Deposits:
   In domestic offices                                                                     $295,315
      Noninterest-bearing                                                      82,045
      Interest-bearing                                                        213,270
   In foreign offices, Edge and Agreement subsidiaries, and IBFs                             24,081
      Noninterest-bearing                                                           5
      Interest-bearing                                                         24,076
Federal funds purchased and securities sold under agreements to repurchase:
   Federal funds purchased in domestic offices                                               12,959
   Securities sold under agreements to repurchase                                             4,684

                                                                               Dollar Amounts
                                                                                 In Millions
                                                                               --------------

Trading liabilities                                                                  5,276
Other borrowed money
   (includes mortgage indebtedness and obligations under capitalized leases)         5,267
Bank's liability on acceptances executed and outstanding                                70
Subordinated notes and debentures                                                    7,830
Other liabilities                                                                   11,951
                                                                                  --------
Total liabilities                                                                 $367,433

Minority interest in consolidated subsidiaries                                          54

EQUITY CAPITAL
Perpetual preferred stock and related surplus                                            0
Common stock                                                                           520
Surplus (exclude all surplus related to preferred stock)                            24,671
Retained earnings                                                                   10,249
Accumulated other comprehensive income                                                 331
Other equity capital components                                                          0
                                                                                  --------
Total equity capital                                                                35,771
                                                                                  --------
Total liabilities, minority interest, and equity capital                          $403,258
                                                                                  ========

I, Karen B. Martin, Vice President of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

                                                                 Karen B. Martin
                                                                  Vice President

We, the undersigned directors, attest to the correctness of this Report of
Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Dave Munio
John Stumpf      Directors
Avid Modjtabai